EXHIBIT 32.1

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

OF MMEX Resources Corporation (REGISTRANT)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, Jack W. Hanks, Chief Executive Officer and Chief Financial Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

1.

The Annual Report on Form 10-K for the period ended April 30, 2024, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: July 29, 2024	By:	/s/ Jack W. Hanks
Jack W. Hanks
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)